Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-133507, No. 333-124187, No. 33-53335, and No. 33-53337 of Bio-Rad Laboratories, Inc. and subsidiaries on Form S-8 and in Registration Statements No. 333-124188 and No. 333-108957 of Bio-Rad Laboratories, Inc. and subsidiaries on Form S-4 of our reports dated February 28, 2007 (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of a new accounting standard in 2006), relating to the consolidated financial statements and financial statement schedule of Bio-Rad Laboratories, Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting, appearing in or incorporated by reference in this Annual Report on Form 10-K of Bio-Rad Laboratories, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
San Francisco, California
February 28, 2007